EXHIBIT 10.20


                             EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT (the "Agreement"),  effective as of May 3, 2001

(the  "Effective  Date"),  between  ANNTAYLOR  STORES  CORPORATION,  a Delaware corporation (the "Company"), and Katherine Lawther Krill (the "Executive").



      WHEREAS,  the Company  desires to provide for the continued  service and  employment of the Executive  with the Company and the Executive  wishes to continue  to perform  services  for the  Company,  all in  accordance  with the terms and conditions provided herein;



       NOW, THEREFORE,  in consideration of the premises and the respective covenants and agreements of the parties herein  contained,  and intending to be legally bound hereby, the parties hereto agree as follows:



     1.  Employment.  The  Company  hereby  agrees to  continue  to
         ----------
employ  the Executive, and the Executive hereby agrees to continue to serve the

Company, on the terms and conditions set forth herein.



     2. Term.  The term of employment of the Executive by the Company
        ----
hereunder (the "Term") will  commence as of the  Effective  Date and will end on the third anniversary of the Effective  Date;  provided,  however,  that commencing on the third  anniversary of the Effective Date, and each such anniversary  thereafter, the term of the Executive's  employment shall automatically be extended for one (1) additional year,  unless,  no later than

90 days prior to such  anniversary, either  party  shall  have  given  notice to the other  that it does not wish to extend  the  Term of this  Agreement  (such notice,  a  "Non-Renewal  Notice").  Notwithstanding expiration of the Term or other provisions that survive by their intent, the provisions of Sections 4, 7 and 8 hereof shall continue in effect.


     3. Position and Duties. The Executive shall serve as President - Ann
        -------------------
Taylor Loft and shall have such responsibilities,  duties and and authority consistent with such position as may from time to time be determined by the

Board of Directors of the Company (the "Board"). The Executive shall report directly to the Chairman  and Chief  Executive  Officer  (the  "CEO").  The

Executive shall devote substantially all of her working time and efforts to the business and affairs of the Company.



     4. Indemnification. To the fullest extent permitted by law and the
        ---------------
Company's   certificate  of  incorporation  and  by-laws,   the  Company  shall

indemnify  the  Executive  for  all  amounts  (including,  without  limitation,

judgments,  fines, awards,  settlement  payments,  losses,  damages,  costs and

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expenses  (including  reasonable  attorneys'  fees)  incurred  or  paid  by the

Executive in  connection  with any action,  proceeding,  suit or  investigation arising out of or  relating to the  performance  by the  Executive  of services for,  or acting as a  fiduciary  of any  employee  benefit  plans,  programs or arrangements  of the  Company or as a  director,  officer or  employee  of, the

Company or any subsidiary thereof.




        5.    Compensation and Related Matters.
              --------------------------------


          (a)   Annual Compensation.


                (i) Base Salary. Commencing on the Effective Date and continuing
                    -----------
          during the period of the Executive's employment hereunder, the Company shall pay to the  Executive  an annual  base salary at a rate not less than $450,000, such salary to be paid in conformity with the Company's policies  relating to salaried  employees.  This salary may be (but is not  required to be)  increased  from time to time,  subject to and in accordance with the annual executive  performance review procedures of the Company.




               (ii)  Annual  Bonus.   Commencing  on  the  Effective   Date  and
                     -------------
          continuing during the period of Executive's employment hereunder,  the

          Executive  shall be eligible to  participate  in the Company's  annual bonus plan as in effect  from time to time,  and shall be  entitled to receive  such amounts (a "Bonus") as may be  authorized,  declared and paid by the Company  pursuant  to the terms of such plan.  The Company currently  maintains a Management  Performance  Compensation Plan (the

          "Performance  Plan")  pursuant  to  which  it pays  performance  bonus compensation to certain of its executives and employees.  It is agreed that the Executive shall participate in the Performance Plan effective as of the Effective Date. This Executive's  Performance Percentage (as

          that term is defined in the Performance  Plan) shall be established at

          60% per annum during the Term. Executive shall also participate in the

          Long Term Cash Incentive Compensation Plan currently maintained by the

          Company, and her Target Award (as defined in such plan) shall be 40%.


         (b) Stock  Option.  As of the Effective  Date,  the Executive has
             --------------
          been granted a ten-year  non-qualified option to acquire 30,000 shares of common stock of the Company  ("Shares")  pursuant to the  Company's

          Amended and Restated 1992 Stock Option and Restricted  Stock Plan (the

          "1992  Plan").  The option  price per Share shall be equal to the Fair

          Market  Value  (as  defined  in the  1992  Plan)  of a Share as of the

          Effective  Date. The option shall become  exercisable  with respect to one-fourth  of the  Shares  subject  thereto on each of the first four anniversaries of the Effective Date,  provided  Executive has remained continuously employed by the Company until the applicable date (except

          as  provided  in  Section   6(e)(vi)   hereof).   The  option  granted
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          hereunder shall contain such other terms and conditions as are set forth in the Company's standard stock option agreements applicable to such option, including, but not limited to, accelerated exercisability upon the occurrence of a Change in Control, which shall  have the same meaning as the term "Acceleration  Event," as defined in the 1992 Plan

          (a "Change in Control").


              (c) Restricted  Stock.  As of the Effective  Date,  Executive has
                  -----------------
          been granted 20,000  restricted  shares of common stock of the Company

          (the "Restricted Shares") pursuant to the 1992 Plan. One-fourth of the

          Restricted  Shares shall vest on, and be  delivered  to the  Executive promptly  following,  each  of the  first  four  anniversaries  of the

          Effective  Date,  provided the  Executive  has  remained  continuously
                            --------
          employed by the Company until the applicable  date (except as provided

          in  Section  6(e)(v)  hereof).   Notwithstanding  the  foregoing,  any

          outstanding Restricted Shares shall become fully vested on a Change in

          Control.


               (d)  Other  Benefits.   Commencing  on  the  Effective  Date  and
                    ---------------
          continuing during the period of Executive's employment hereunder,  the

          Executive  shall be  entitled  to  participate  in all other  employee benefit plans,  programs and  arrangements  of the Company,  as now or hereinafter in effect, which are applicable to the Company's employees generally or to its executive officers, as the case may be, subject to and on a basis  consistent  with the  terms,  conditions  and  overall administration of such plans,  programs and  arrangements.  During the period of Executive's  employment  hereunder,  the Executive  shall be entitled  to  participate  in  and  receive  any  fringe  benefits  or perquisites  which may become  available  to the  Company's  executive employees.




               (e) Vacations and Other Leaves.  The Executive  shall be entitled
                   ---------------------------
          to four (4) weeks  vacation per year and to paid holidays and personal leave days determined in accordance with applicable  Company plans and policies.



               (f)  Expenses.  During the period of the  Executive's  employment
                    ---------
          hereunder,   the  Executive   shall  be  entitled  to  receive  prompt

          reimbursement  for all reasonable and customary  expenses  incurred by the Executive in performing services hereunder, including all expenses of travel and  accommodations  while away from home on  business or at the request of and in the service of the Company;  provided that, such
                                                             -------- ----
          expenses  are  incurred  and  accounted  for in  accordance  with  the policies and procedures established by the Company.


               6. Termination.  (a) The Executive's  employment hereunder may be
                  -----------
terminated without breach of this Agreement only under the following circumstances:



                    (i)  Death.  The  Executive's   employment  hereunder  shall
                         ------
               terminate  upon  her  death.

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                    (ii)  Cause.  The  Company  may  terminate  the  Executive's
                          ------
               employment hereunder for "Cause". For purposes of this Agreement,

               the  Company  shall have  "Cause" to  terminate  the  Executive's employment hereunder upon the (1) the Executive's  conviction for the commission of an act or acts  constituting a felony under the laws of the United States or any state thereof, (2) action by the

               Executive  toward  the  Company  involving  dishonesty,  (3)  the

               Executive's  refusal  to abide by or  follow  reasonable  written directions  of the Board or the CEO,  which does not cease within ten (10) business days after such written  notice  regarding such refusal has been give to the  Executive by the  Company,  (4) the

               Executive's  gross  nonfeasance  which does not cease  within ten

               (10) business days after notice  regarding such  nonfeasance  has been give to the  Executive  by the Company or (5) failure of the

               Executive to comply with the provisions of Section 7 or 8 of this

               Agreement,  or other willful  conduct by the  Executive  which is intended to have and does have a material  adverse  impact on the

               Company.


                    (iii)  Disability.  If,  as  a  result  of  the  Executive's
                           -----------
               incapacity due to physical or mental illness, the Executive shall have been absent from her duties  hereunder on a full-time  basis for the entire period of six (6) consecutive  months,  and within thirty (30) days after written Notice of Termination  (as defined in Section  6(b) below) is given (which may occur before or after the end of such six (6) month  period) shall not have returned to the performance of her duties hereunder on a full-time basis, the

               Executive's    employment    hereunder    shall   terminate   for

               "Disability".




                    (iv)  Termination  by  the  Executive.   The  Executive  may
                          -------------------------------
               terminate  her  employment   hereunder  for  "Good  Reason".  For

               purposes  of this  Agreement,  the  Executive  shall  have  "Good

               Reason" to terminate her employment  hereunder (1) upon a failure by the  Company to comply  with any  material  provision  of this

               Agreement  which has not been cured within ten (10) business days after  notice  of  such  noncompliance  has  been  given  by  the

               Executive  to  the  Company,  (2)  upon  action  by  the  Company resulting in a diminution of the  Executive's  title or authority or (3) upon the Company's relocation of the Executive's principal place of  employment  outside  of the New York City  metropolitan area, or (4) one year after a Change in Control.



               (b) Notice of  Termination.  Any  termination of the  Executive's
                   -----------------------
          employment by the Company or by the Executive  (other than termination under Section  6(a)(i) hereof) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 10 hereof.  For  purposes of this  Agreement,  a "Notice of  Termination"


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shall mean a notice which shall indicate the specific  termination  provision in this Agreement relied upon and shall set forth in reasonable detail the fact and circumstances  claimed to  provide a basis for  termination  of the  Executive's employment under the provision so indicated.



               (c)   Date  of  Termination.  "Date  of  Termination"  shall
                      ---------------------
mean (i) if the Executive's  employment is terminated by her death,  the date of her  death,  (ii) in the  event  that the Term  shall  expire  as a result  of a

Non-Renewal  Notice  provided by the Company to the  Executive,  the date of the expiration of the Term and (iii) in each other case,  the date  specified in the

Notice of  Termination;  provided  that,  if within  thirty  (30) days after any
                         --------  ----
Notice of  Termination  is given the party  receiving such Notice of Termination notifies the other party that a dispute exists  concerning the termination,  the

Date  of  Termination  shall  be the  date  on  which  the  dispute  is  finally determined,  either by mutual  written  agreement of the parties or by a binding and final arbitration award.




               (d)   Termination Upon Death;  Disability;  for Cause;  Voluntary
                     -----------------------------------------------------------
Termination  other  than for  Good  Reason.  If the  Executive's  employment  is
------------------------------------------
terminated  by reason of  Executive's  death or  Disability,  by the Company for

Cause or  voluntarily by the Executive  other than for Good Reason,  the Company shall, as soon as practicable  after the Date of Termination,  pay the Executive all unpaid amounts, if any, to which the Executive is entitled as of the Date of

Termination  under  Section  5(a)  hereof  and  shall pay to the  Executive,  in accordance  with the terms of the applicable  plan or program,  all other unpaid amounts to which  Executive is then entitled under any  compensation  or benefit plan or program of the Company (collectively,  "Accrued Obligations"); upon such payment,  the Company shall have no further  obligations to the Executive  under this Agreement.




               (e)   Termination Without Cause; Termination for Good Reason;
                     -------------------------------------------------------
Non-Renewal.  If the Company shall  terminate the Executive's  employment  other
-----------
than for Cause or the Executive  shall  terminate her employment for Good Reason or the Term shall  expire as a result of a  Non-Renewal  Notice  provided by the

Company to the  Executive,  then,  subject to compliance  with the provisions of

Sections 7 and 8 hereof:




                    (i)  the  Company  shall  pay to the  Executive,  as soon as

               practicable   after  the  Date  of   Termination,   the   Accrued

               Obligations;


                    (ii) (A) unless clause (B) below applies, then following the

               Date of  Termination  and for the  longer of twelve  (12)  months thereafter  or the balance of the Term,  the Company shall pay to the Executive monthly an amount,  ("Severance Payments") equal to the quotient of the Executive's annual base salary at the rate in

================================================================================

               effect as of the Date of  Termination  (the "Base  Salary"),

               divided by the number  twelve (12) (minus any amounts  payable to the Executive during any such month as a disability benefit under a Company paid plan), or (B) in the event the Date of Termination occurs on or following a Change in Control, then, within five (5)

               days after the Date of Termination,  the Company shall pay to the

               Executive in a lump sum an amount equal to the product of (X) the sum of the  Executive's  Base Salary and the average of the total bonuses earned by the Executive, including bonuses paid under the

               Company's  Management  Performance   Compensation  Plan  and  the

               Company's  Long Term  Incentive  Cash  Compensation  Plan, in the

               three fiscal years of the Company ended  immediately prior to the

               Date of Termination (or, if higher,  in the three fiscal years of the  Company  ended  immediately  prior to the Change in Control)

               multiplied by (Y) two and one-half (2-1/2).  For purposes of this subsection  (ii): (I) if the Date of Termination  occurs prior to the  occurrence of a Change in Control but during the pendency of a Potential Change in Control (as hereinafter defined), such Date of  Termination  shall be deemed  to have  occurred  following  a

               Change in Control and (II) a "Potential  Change in Control" shall be deemed to have  occurred  if the event set forth in any one of the following clauses shall have occurred:





                    (1) the Company enters into an agreement,  the  consummation of which would result in the occurrence of a Change in Control;



                    (2) the Company or any person (as defined in Section 3(a)(9)

               of the Securities Exchange Act of 1934, as amended (the "Exchange

               Act"),  as modified and used in Sections  13(d) and 14(d) thereof

               (a  "Person"),  except  that such term shall not  include (i) the

               Company  or any of its  subsidiaries,  (ii) a  trustee  or  other fiduciary  holding  securities  under an employee benefit plan of the  Company  or any  of its  affiliates,  (iii)  an  underwriter temporarily  holding  securities  pursuant to an offering of such securities,  or (iv) a corporation owned, directly or indirectly,

               by the  stockholders  of the  Company in  substantially  the same proportions as their ownership of stock of the Company)  publicly announces  an  intention  to take or to consider  taking  actions which, if consummated, would constitute a Change in Control;



                    (3) any Person becomes the  beneficial  owner (as defined in

               Rule 13d-3 under the Exchange Act),  directly or  indirectly,  of securities of the Company  representing  15% of or more of either the then outstanding shares of common stock of the Company or the

               combined   voting  power  of  the  Company's   then   outstanding

               securities (not including in the securities beneficially owned by such Person any securities  acquired  directly from the Company);

               or

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               (4) the Board  adopts a  resolution  to the  effect  that,  for purposes of this subsection  (ii), a Potential Change in Control has occurred.



For  purposes of this  Agreement,  the period  during or with  respect to which

Executive  is  entitled  to receive  payments  hereunder  is referred to as the

"Severance Period";



                    (iii) the Company  shall pay to the  Executive,  at the same time as bonuses  are paid to other  Company  executives,  a Bonus with  respect  to the  fiscal  year in which  occurs  the Date of

               Termination,  such Bonus to be based upon actual  performance for such  fiscal  year and pro rated to reflect the number of days in such fiscal year through and including  the Date of  Termination;

               and



                    (iv) the  Executive  shall  continue to be provided  for the duration of the  Severance  Period with the same medical and life insurance coverage as existed  immediately prior to the Notice of

               Termination;   provided,   however,   that   benefits   otherwise
                              --------    -------
               receivable  by the  Executive  pursuant to this Section  6(e)(iv)

               shall be reduced to the extent that benefits of the same type are received  by or  made  available  to  the  Executive  during  the

               Severance  Period  (and any  such  benefits  received  by or made available  to the  Executive  shall be reported to the Company by the  Executive).  For the purpose of medical  and life  insurance coverage  referred to in this  subparagraph,  the term "Severance

               Period"   shall   include  the  period   following  the  Date  of

               Termination  and for the longer of twelve (12) months  thereafter or the balance of the Term;




                    (v) any  outstanding  Restricted  Shares  shall become fully vested;



                    (vi) in the event that the Date of Termination  occurs prior to a Change in Control,  then each outstanding  Option shall vest and become  exercisable in accordance with the schedule set forth in  Section  5(b)  hereof  as if  no  termination  of  employment occurred  and such  Option  shall  terminate  90 days  after  the expiration of the Severance Period;



                    (vii) in the event that the Date of Termination occurs on or after a Change in Control,  then each  outstanding  Option  which became vested upon such Change in Control in accordance  with the terms of Sections  5(b) and (c) hereof  shall  terminate  90 days after the expiration of the Severance Period.



               (f)   Gross-Up  Payment. In the event that any payment or benefit
                     -----------------
received or to be  received  by the  Executive  in  connection  with a Change in


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Control or the termination of the Executive's employment,  whether such payments or benefits  are received  pursuant to the terms of this  Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change in Control or any person  affiliated with the Company or such person

(all such payments and benefits  being  hereinafter  called  "Total  Payments"),

would be subject (in whole or part), to the tax (the "Excise Tax") imposed under

Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"),  the

Company  shall pay to the  Executive  such  additional  amounts  (the  "Gross-Up

Payment")  as may be  necessary  to place the  Executive  in the same  after-tax position as if no portion of the Total  Payments  had been subject to the Excise

Tax. In the event that the Excise Tax is subsequently determined to be less than the amount  taken into  account  hereunder,  the  Executive  shall  repay to the

Company,  at the time that the amount of such reduction in Excise Tax is finally determined,  the portion of the Gross-Up Payment  attributable to such reduction

(plus that portion of the Gross-Up  Payment  attributable  to the Excise Tax and federal, state and local income tax imposed on the Gross-Up Payment being repaid by the  Executive  to the extent that such  repayment  results in a reduction in

Excise Tax and/or a federal,  state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code.  In the event that the Excise Tax is  determined  to exceed the amount taken into account  hereunder  (including by reason of any payment the existence or amount of which cannot be  determined  at the time of the Gross-Up  Payment),

the Company shall make an additional  Gross-Up Payment in respect of such excess

(plus any interest, penalties or additions payable by the Executive with respect to such  excess)  at the  time  that  the  amount  of  such  excess  is  finally determined.  The Executive and the Company shall each reasonably  cooperate with the  other  in  connection  with  any  administrative  or  judicial  proceedings concerning  the  existence or amount of liability for Excise Tax with respect to the Total Payments.




7.    Nonsolicitation; Noncompete.
      ----------------------------

       (a) Subject to (c) below,  during the period of  Executive's employment, during the period she is receiving Severance Payments hereunder and,

in the  case  where  the  Executive's  employment  is  terminated  for  Cause or executive  voluntarily  terminates  her  employment  without Good Reason,  for a period of twelve (12) months following such termination, the Executive shall not initiate  discussions  with any person who is then an executive  employee of the

Company  (i.e.,  director  level or  above)  with the  intent of  soliciting  or inducing such person to leave her or her employment,  with a view toward joining the  Executive  in the  pursuit of any  business  activity  (whether or not such activity  involves  engaging or  participating  in a  Competitive  Business,  as defined  below).  Notwithstanding  and other  provision of this Agreement to the contrary,  in the event Executive  fails to comply with the preceding  sentence,

all  rights of the  Executive  and her  surviving  spouse  or other  beneficiary

hereunder   to   any   future   Severance    Payments,    Bonus   Payments   and

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continuing  life insurance and medical  coverage and all rights with respect to restricted  stock  and  exercisability  of stock  options  shall be  forfeited;

provided  that,  the  foregoing  shall not apply if such failure of  compliance
--------  ----
commences following a Change in Control.



                    (b) Subject to (c) below, for as long as Executive  receives

Severance  Payments,  or  in  the  case  where  the  Executive's  employment  is terminated for Cause or executive voluntarily  terminates her employment without

Good  Reason,  for a period of twelve (12) months  following  such  termination,

Executive  shall not,  without the prior written  consent of the Company  (which consent  shall  not be  unreasonably  withheld),  engage or  participate  in any business which is "in  competition"  (as defined below) with the business of the

Company or any of its 50% or more owned affiliates (such business being referred to herein as a "Competitive  Business").  Notwithstanding any other provision of this Agreement to the contrary,  in the event the Executive fails to comply with the preceding sentence,  all rights of the Executive and her surviving spouse or other beneficiary hereunder to any future Severance Payments, Bonus Payments and continuing  life  insurance and medical  coverage and all rights with respect to restricted  stock  and  exercisability  of stock  options  shall  be  forfeited;

provided  that,  the  foregoing  shall not apply if such  failure of  compliance
--------  ----
commences following a Change in Control.




               (c)   In the  event of a  violation  of  paragraphs  7(a) or 7(b)

hereof,  the remedies of the Company  shall be limited to (i) if such  violation occurs during the period of Executive's employment hereunder, termination of the

Executive for Cause and the associated  rights of the Company  specified  herein resulting therefrom,  (ii) regardless of when such violation occurs,  forfeiture by the  Executive  of the  payments,  benefits  and  other  rights  set forth in paragraphs (a) and (b) above if and to the extent  provided in such  paragraphs,

and (iii)  the right to seek  injunctive  relief in  accordance  with and to the extent provided in Section 14 hereof.




               (d)  For purposes hereof,  a  business  will be "in  competition"

with the business of the Company or its 50% or more owned  affiliates if (i) the

Company's  business with which the other business competes  accounted for 20% or more of the Company's  consolidated  revenues as of the end of its most recently completed  fiscal  year  prior to the Date of  Termination,  and (ii) the entity

(including all 50% or more owned affiliates) through which the other business is or will be operated  maintains a "women's  apparel"  business which generated at least $50 million in revenue during the entity's most recently  completed fiscal year ended prior to the date the  Executive  commences (or proposes to commence)

to engage or participate in the other business.  For purposes  hereof,  "women's apparel" shall consist of dresses,  jackets, pants, skirts,  blouses,  sweaters,

T-shirts, outerwear, footwear and accessories.


               (e)   Notwithstanding the foregoing,  the Executive's engaging in the following  activities shall not be construed as engaging or participating in

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a Competitive  Business:  (i) investment banking; (ii) passive ownership of less than 2% of any  class of  securities  of a public  company;  (iii)  engaging  or participating  in  noncompetitive  businesses of an entity which also operates a business  which is "in  competition"  with the  business  of the  Company or its affiliates;  (iv) serving as an outside  director of an entity which  operates a business  which is "in  competition"  with the  business  of the  Company or its affiliates,  so long as such  business  did not  account  for 10% or more of the consolidated  revenues  of  such  entity  as of the  end of  its  most  recently completed  fiscal year prior to the date  Executive  commences  (or  proposes to commence) serving as an outside director;  (v) engaging in a business  involving licensing  arrangements so long as such business is not an in-house  arrangement for any  entity  "in  competition"  with  the  business  of the  Company  or its affiliates;  (vi)  affiliation  with  an  advertising  agency  and  (vii)  after cessation of employment,  engaging or  participating  in the "wholesale" side of the women's apparel  business,  which for purposes hereof shall mean the design,

manufacture  and sale of piece  goods and  women's  apparel to  unrelated  third parties,  provided  that if the  entity  for which the  Executive  so engages or participates  (including its affiliates)  also conducts a retail women's apparel business,  then effective upon the Executive's engaging or participating in such business,  all continuing  life insurance and medical  coverage  provided by the

Company  shall cease and all Severance  Payments  shall cease except for amounts representing the excess (if any) of the Executive's annual base salary hereunder

(at the rate in effect as of the Date of Termination)  over the executive's base salary  received  from such  entity  and its  affiliates,  which  amounts  shall continue to be paid by the Company for the  remainder of the  Severance  Period.

The exceptions  contained in  subparagraph  (vii) above and  subparagraph  (iii)

above to the extent covered by subparagraph (vii) shall not be applicable if the

Executive's  cessation of employment is voluntary by the Executive  without Good

Reason and her new engagement of participation  involves "wholesale"  operations which include or also conduct retail sales of women's apparel other than factory outlet or discount stores to liquidate  unsold women's apparel of such wholesale operations.



8.    Protection of Confidential Information.
      --------------------------------------

(a)   Executive   acknowledges   that  her  employment  by  the  Company  will,

throughout  the Term of this  Agreement,  involve her  obtaining  knowledge  of confidential  information  regarding  the  business and affairs of the Company.

In recognition of the foregoing, the Executive covenants and agrees:



(i)   that,  except in compliance with legal process,  she will keep secret all confidential  matters  of the  Company  which  are not  otherwise  in the public domain and will not intentionally  disclose them to anyone outside of the  Company,  wherever  located  (other  than  to a  person  to  whom disclosure is reasonably  necessary or appropriate in connection with the performance  by Executive  of her duties as an  executive  officer of the

      Company),  either during or after the Term, except with the prior written

================================================================================

consent of the Board or a person authorized thereby; and



                    (ii)  that she  will  deliver  promptly  to the  Company  on termination of her  employment,  or at any other time the Company may so request, all memoranda,  notes,  records,  customer lists,

               reports and other documents (and all copies thereof)  relating to the business of the Company which she obtained while employed by,

               or  otherwise  serving or acting on behalf of,  the  Company  and which she may then possess or have under her control.




               (b)   Notwithstanding  the provisions of Section 14 of this

Agreement,  if the  Executive  commits a breach  of the  provisions  of  Section

8(a)(i) or 8(a) (ii),  the Company  shall have the right and remedy to have such provisions  specifically  enforced by any court having equity  jurisdiction,  it being  acknowledged  and agreed that any such breach or  threatened  breach will cause irreparable  injury to the Company and that money damages will not provide an adequate remedy to the Company.




               9.    Successors; Binding Agreement.
                     -----------------------------

                    (a) Neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive

               (except  by  will  or by  operation  of  the  laws  of  intestate succession)  or by the  Company,  except  that the  Company  will require any successor  (whether direct or indirect,  by purchase,

               merger,  consolidation or otherwise) to all or substantially  all of the business  and/or  assets of the  Company,  by agreement in form and substance reasonably  satisfactory to the Executive,  to expressly  assume and agree to perform this Agreement in the same manner and to the same extent that the Company  would be required to perform it if no such  succession had taken place.  As used in this Agreement, "Company" shall mean the Company as herein before defined  and any  successor  to its  business  and/or  assets  as aforesaid which executes and delivers the agreement  provided for in this  Section 9 or which  otherwise  becomes  bound by all the terms and provisions of this Agreement by operation of law.




                    (b) This Agreement and all rights of the Executive hereunder shall  inure  to  the  benefit  of  and  be  enforceable  by  the

               Executive's   personal  or  legal   representatives,   executors,

               administrators,  successors,  heirs,  distributees,  devisees and legatees.  If the  Executive  should die while any amounts  would still be payable to her  hereunder if she had  continued to live,

               all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee,  legatee,  or  other  designee  or,  if there be no such designee, to the Executive's estate.




               10.   Notice.  For the  purposes of this  Agreement,  notices,
                     ------
demands and all other communications  provided for in this Agreement shall be in

================================================================================

writing and shall be deemed to have been duly given  when delivered  or (unless otherwise  specified)  mailed by United  States  certified or  registered  mail,

return receipt requested, postage prepaid, addressed as follows:


If to the Company:

                AnnTaylor Stores Corporation
                1372 Broadway
                New York, New York  10018
                Attn:  General Counsel



If to the Executive:

                Katherine Lawther Krill
                333 Stamford Avenue
                Stamford, CT 06902



or to such  other  address  as any  party  may have  furnished  to the other in writing  in  accordance  herewith,  except  that  notices  of change of address shall be effective only upon receipt.



               11.   Miscellaneous.  No provisions of this Agreement may be
                     -------------
modified, waived or discharged unless such waiver,  modification or discharge is agreed to in writing  signed by the Executive and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party  hereto of, or  compliance  with,  any condition  or  provision  of this  Agreement to be performed by such other party shall be deemed a waiver of similar or  dissimilar  provisions  or conditions at the same or at any prior or subsequent  time. No agreements or  representations,

oral or otherwise, express or implied, with respect to the subject matter hereof have been  made by  either  party  which  are not set  forth  expressly  in this

Agreement.  The validity,  interpretation,  construction and performance of this

Agreement  shall be governed by the laws of the state of New York without regard to its conflicts of law principles.  All payments  hereunder shall be subject to applicable Federal, State and local tax withholding requirements.



               12.   Validity.   The  invalidity  or  unenforceability  of  any
                     --------
provision  or  provisions  of this  Agreement  shall not affect the  validity or enforceability  of any other provision of this Agreement,  which shall remain in full force and effect.




               13.   Counterparts.   This   Agreement   may  be   executed   in
                     ------------
one or more  counterparts,  each of which shall be deemed to be an original  but all of which together will constitute one and the same instrument.


               14.   Arbitration.  Any dispute or  controversy  arising under or
                     -----------
in connection with this Agreement  shall be settled  exclusively by arbitration,

================================================================================

conducted  before a panel of three  arbitrators  in New York City in  accordance with the rules of the American Arbitration  Association then in effect. Judgment may be  entered  on the  arbitrator's  award in any court  having  jurisdiction;

provided  that,  the Company  shall be entitled to seek a  restraining  order or
--------  ----
injunction in any court of competent jurisdiction to prevent any continuation of any  violation  of the  provisions  of Section 7 or 8 of the  Agreement  and the

Executive  hereby  consents that such  restraining  order or  injunction  may be granted  without the  necessity of the  Company's  posting any bond.  Each party shall bear its own costs and  expenses  (including,  without  limitation,  legal fees) in connection with any arbitration proceeding instituted hereunder.




               15.   Entire  Agreement.  This Agreement,  together with the
                     -----------------
compensation  and benefits plans and practices  referred to in Section 5 hereof,

sets forth the entire  agreement of the parties hereto in respect of the subject matter contained  herein and all other prior  agreements,  promises,  covenants,

arrangements,  communications,  representations  or warranties,  whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and canceled.



           IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.



                          ANNTAYLOR STORES CORPORATION



                          By:  J. Patrick Spainhour
                               --------------------------------
                               J. Patrick Spainhour
                               Chairman of the Board and
                               Chief Executive Officer


                               Katherine Lawther Krill
                               --------------------------------
                               Katherine Lawther Krill